SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                   FORM 8-K

                                Current Report

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
                             the ("Exchange Act")

        Date of Report (date of earliest event reported): April 9, 2003


                           PrimePlayer Incorporated
            (Exact Name of Registrant as Specified in its Charter)

          Nevada                                           88-0442629
   (State or Other Jurisdiction                        (I.R.S. Employer
      of incorporation)                             Identification Number)


                     3993 Howard Hughes Parkway, Suite 270
                            Las Vegas, Nevada 89109
              (Address of Principal Executive Offices) (Zip Code)


                                (702) 892-9502
             (Registrant's Telephone Number, Including Area Code)


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Item 4.CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

       On April 9, 2003, the PrimePlayer Incorporated (formerly Foxy Jewelry, Inc.)(the "Company") notified its current auditor, G. Brad Beckstead, CPA ("Beckstead") that it has retained Piercy Bowler Taylor & Kern, Las Vegas, Nevada as the Company's new independent certifying accountant effective immediately.

       The reports of Beckstead with respect to the Company from the inception date of December 12, 1997 through December 31, 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or application of accounting principles, except that the audit reports were modified to express substantial doubt as to whether the Company will continue as a going concern.

       During fiscal years 2000 and 2001 and the subsequent interim period preceding the date of termination of Beckstead, there were no disagreements between the Company and Beckstead on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Beckstead, would have caused Beckstead to make reference to the subject matter of the disagreements in his report on the financial statements for such year.

       During fiscal years 2000 and 2001 and the subsequent interim period preceding the termination of Beckstead, there have been no reportable events (as defined by Item 304 of Regulation S-K)

       The Company has provided Beckstead with a copy of this Form 8-K and has requested that Beckstead furnish to the Company a letter addressed to the
Securities and Exchange Commission stating whether it agrees with the statements presented above. A copy of Beckstead's response letter, dated April 9, 2003, is filed as Exhibit 16.1 to this Form 8-K.

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Item 7.FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
       EXHIBITS.

       (c)     EXHIBITS.

               The following exhibits are hereby filed as part of this current report on Form 8-K:

               16.1 Letter from G. Brad Beckstead, CPA to the Securities and Exchange Commission dated April 9, 2003.


SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



PrimePlayer Incorporated


/s/ Alexander Gilliland
-----------------------
Alexander Gilliland, President

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                                   EXHIBIT INDEX


The following exhibits are filed herewith:

Exhibit 16.1: Letter from G. Brad Beckstead, CPA to the Securities and Exchange Commission dated April 9, 2003.



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